EXHIBIT 11

                        PennFed Financial Services, Inc.

              Statement Regarding Computation of Per Share Earnings

                For the Years Ended June 30, 2003, 2002 and 2001

                (Dollars in thousands, except per share amounts)


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                                                          For the years ended June 30,
                                                    ---------------------------------------

                                                         2003          2002         2001
                                                    ------------  -----------   -----------

Net income ......................................   $    13,734   $    14,583   $    12,513
                                                    ===========   ===========   ===========

Number of shares outstanding:
  Weighted average shares issued ................    11,900,000    11,900,000    11,900,000
  Less:  Weighted average shares held in treasury     4,764,775     4,383,643     3,891,390
  Less:  Average shares held by the ESOP ........       952,000       952,000       952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year ...       778,008       661,256       552,611
                                                    -----------   -----------   -----------
  Average basic shares ..........................     6,961,233     7,225,613     7,609,221
  Plus:  Average common stock equivalents .......       524,548       542,809       489,382
                                                    -----------   -----------   -----------

  Average diluted shares ........................     7,485,781     7,768,422     8,098,603
                                                    ===========   ===========   ===========


Earnings per common share:
         Basic ..................................   $      1.97   $      2.02   $      1.64
                                                    ===========   ===========   ===========
         Diluted ................................   $      1.83   $      1.88   $      1.55
                                                    ===========   ===========   ===========
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